 Contact: Marissa Vidaurri
Head of Investor Relations
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NI Achieves Record Financial Performance for Q4 and Fiscal Year 2021
NI Board of Directors authorizes $250 million share repurchase program

Q4 2021 Highlights
•	All-time record revenue of $421 million, up 14 percent year over year
•	All-time record orders up 19 percent year over year
•	Strong diluted GAAP EPS of $0.30
•	All-time record diluted non-GAAP EPS of $0.60
•	Cash and cash equivalents of $211 million as of December 31, 2021
•	Returned $66 million to stockholders through stock repurchase and dividends

AUSTIN, Texas - Jan. 27, 2022 - National Instruments Corporation (Nasdaq: NATI) today announced Q4 2021 revenue of $421 million, up 14 percent year over year and an all-time quarterly record.

In Q4 2021, the value of the company’s total orders were  up 19 percent year over year, an all-time quarterly record. Geographic order growth for Q4 2021 compared with Q4 2020 was up 34 percent in the Americas,  down 2 percent in APAC and up 20 percent in EMEA.

In Q4, GAAP gross margin was 71 percent and non-GAAP gross margin was 74 percent. Total Q4 GAAP operating expenses were $247 million, up 1 percent year over year. Total Q4 non-GAAP operating expenses were $214 million, up 9 percent year over year. GAAP operating margin was 12 percent in Q4, with GAAP operating income of $50 million. Non-GAAP operating margin was 23 percent in Q4, with non-GAAP operating income of $96 million, up 22 percent year over year.

GAAP net income for Q4 was $40 million, with diluted earnings per share ("EPS") of $0.30, and non-GAAP net income was $80 million, with non-GAAP diluted EPS of $0.60.

"We delivered the strongest non-GAAP financial performance in our company's history in the fourth quarter with all-time record orders, revenue, operating income, and earnings. We believe 2021 is an inflection point for our business and a direct reflection of the strategic changes we’ve made over the last several years," said Eric Starkloff, NI president and CEO. "The areas where we have focused showed momentum throughout the year with growth across all business units and all regions. We believe we are focused on the right market opportunities and enter 2022 in a position of strength and poised to accelerate growth."

"As we close out the year, I am proud of our performance with revenue and EPS at the high end of guidance. We will continue to be intentional with investments that we believe will accelerate revenue and strengthen our competitive advantage, while continuing to scale our cost structure to increase profitability," said Karen Rapp, NI CFO. "We remain confident in our ability to achieve our 2023 financial model a year ahead of schedule. Our strong balance sheet gives us confidence in the ability to leverage inorganic opportunities to enhance our technology capabilities and expertise while also returning excess cash to stockholders."

As of December 31, 2021, NI had $211 million in cash with $143 million in cash generated from operations in 2021. During Q4, NI paid $36 million in dividends and repurchased approximately 740,000 shares of our common stock at an average price of $40.52 per share. For the year, we returned over $198 million to our stockholders through dividends and stock repurchases, including the repurchase of 1.3 million shares at an average price of $41.06 per share. The NI Board of Directors approved a dividend of $0.28 per share payable on February 28, 2022, to stockholders of record on February 7, 2022. This represents an increase of 4 percent per share.
The NI Board of Directors also authorized a new stock repurchase program for up to $250 million of its common stock. The new stock repurchase program is effective immediately and is in addition to the previously authorized stock repurchase program.

The company’s non-GAAP results exclude, as applicable, the impact of purchase accounting fair value adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

FY 2021 Highlights
•	All-time record revenue of $1.47 billion, up 14 percent year over year
•	GAAP gross margin of 71 percent
•	Non-GAAP gross margin of 75 percent
•	Strong diluted GAAP EPS of $0.67
•	Record diluted non-GAAP EPS of $1.68
•	Returned $198 million to stockholders through stock repurchase and dividends

In 2021, GAAP operating expenses were $931 million, up 6 percent year over year, and non-GAAP operating expenses were $824 million, up 9 percent year over year. GAAP net income in 2021 was $89 million, down 38 percent year over year, and non-GAAP net income was $224 million, up 37 percent year over year.

Q1 2022 Guidance
•	GAAP revenue to be in the range of $385 million to $415 million, up 19 percent year over year at the midpoint
•	GAAP diluted EPS to be in the range of $0.13 to $0.27, up 17 cents year over year at the midpoint
•	Non-GAAP diluted EPS expected to be in the range of $0.35 to $0.49, up 31 percent year over year at the midpoint

Conference Call Information
NI management will discuss Q4 2021 results today, January 27, at 4:00 p.m. CT at www.ni.com/call or dial (855) 212-2361 and enter confirmation code 4276084. The call and an accompanying slide presentation will be webcast on the investor website, www.ni.com/nati, under “Events & Presentations.” Replay is available by calling (855) 859-2056, confirmation code 4276084 , shortly after the call through January 31, at 11:59 p.m. CT.

Non-GAAP Presentation
To supplement NI’s financial statements presented on a GAAP basis, NI has provided non-GAAP financial information, including non-GAAP revenue or net sales, gross profit, gross margin, operating expenses, operating income, operating margin, provision for income taxes, net income, net margin and diluted EPS. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by NI may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including without limitation those statements about our expectations of accelerating growth and progress to meet or exceed long-term financial model, our continued momentum across regions and business units, our opportunities to drive growth, profitability and efficiency in our business, confidence in our software strategy, our ability to drive growth through strategic changes made to our business, including the transition to subscription-based licensing model for software offerings, confidence in our investment strategy, our ability to successfully integrate acquisitions and execute our growth strategy, our ability to achieve sustainable customer demand through focus on secular growth opportunities, and our guidance and expectations for our Q1 2022 revenue, diluted EPS, backlog, lead times and gross margin. These statements are subject to a number of risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements.  Risks and uncertainties include without limitation: the effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems; cyber-attacks; the dependency of our product revenue on certain industries and the risk of contractions in such industries; fluctuations in demand for our products including orders from our large customers; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; component shortages; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management and technical personnel; the ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our ability to achieve the benefits of employee restructuring plans; our exposure to large orders; our ability to effectively manage our operating expenses and meet budget; expense overruns; manufacturing inefficiencies and the level of capacity utilization; fluctuations in our quarterly results due to factors outside of our control; our outstanding debt; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; adverse effects of price changes; and changes in accounting principles.  In addition, our ability to declare and/or pay declared dividends is subject to compliance with the terms of our existing credit agreement. The company directs readers to its Form 10-K for the year ended December 31, 2020, and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.

About NI
At NI, we bring together the people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day.

National Instruments, NI, ni.com and Engineer Ambitiously are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies. (NATI-F)

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$211,106	$260,232
Short-term investments	—	59,923
Accounts receivable, net	341,275	266,869
Inventories, net	289,243	194,012
Prepaid expenses and other current assets	90,225	68,470
Total current assets	931,849	849,506
Property and equipment, net	253,668	254,399
Goodwill	583,589	467,547
Intangible assets, net	212,521	172,719
Operating lease right-of-use assets	58,641	67,674
Other long-term assets	74,717	72,643
Total assets	2,114,985	1,884,488

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	83,218	51,124
Accrued compensation	111,261	87,068
Deferred revenue	137,818	132,151
Operating lease liabilities	13,137	15,801
Other taxes payable	59,109	48,129
Debt - current	—	5,000
Other current liabilities	40,671	42,578
Total current liabilities	445,214	381,851
Debt - non-current	300,000	92,036
Deferred income taxes	14,249	25,288
Income tax payable - non-current	54,195	61,623
Deferred revenue - non-current	32,822	36,335
Operating lease liabilities - non-current	30,468	35,854
Other long-term liabilities	14,340	26,630
Total liabilities	891,288	659,617

Stockholders' equity:
Preferred stock	—	—
Common stock	1,323	1,312
Additional paid-in capital	1,129,647	1,033,284
Retained earnings	112,858	211,101
Accumulated other comprehensive loss	(20,131)	(20,826)
Total stockholders' equity	1,223,697	1,224,871
Total liabilities and stockholders' equity	$2,114,985	$1,884,488

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net sales:
Product	$377,303	$327,714	$1,304,609	$1,137,603
Software maintenance	43,338	40,124	165,072	149,068
Total net sales	420,641	367,838	1,469,681	1,286,671

Cost of sales:
Product	119,857	105,625	406,342	359,861
Software maintenance	3,739	3,571	14,621	11,260
Total cost of sales	123,596	109,196	420,963	371,121

Gross profit	297,045	258,642	1,048,718	915,550
	71%	70%	71%	71%
Operating expenses:
Sales and marketing	122,304	134,570	467,352	465,509
Research and development	92,301	73,733	335,986	280,381
General and administrative	32,543	36,883	127,215	129,863
Total operating expenses	247,148	245,186	930,553	875,753
Gain on sale of business	—	—	—	159,753
Operating income	49,897	13,456	118,165	199,550
Other income (expense)	(4,739)	1,797	(14,590)	(788)
Income before income taxes	45,158	15,253	103,575	198,762
Provision for income taxes	4,822	10,515	14,260	55,103
Net income	$40,336	$4,738	$89,315	$143,659

Basic earnings per share	$0.31	$0.04	$0.68	$1.10
Diluted earnings per share	$0.30	$0.04	$0.67	$1.09

Weighted average shares outstanding -
Basic	132,215	131,277	132,311	131,082
Diluted	133,225	131,732	133,562	131,799

Dividends declared per share	$0.27	$0.26	$1.08	$1.04

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Years Ended December 31,
	2021	2020
	(unaudited)
Cash flow from operating activities:
Net income	$89,315	$143,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99,402	87,064
Stock-based compensation	74,583	58,376
Disposal gain on sale of business/asset	—	(159,753)
Loss from equity-method investees	5,719	2,942
Deferred income taxes	(15,796)	7,771
Net change in operating assets and liabilities	(110,020)	40,708
Net cash provided by operating activities	143,203	180,767

Cash flow from investing activities:
Acquisitions, net of cash received	(222,783)	(334,981)
Proceeds from sale of assets/business, net of cash divested	—	160,266
Capital expenditures	(40,975)	(49,652)
Capitalization of internally developed software	(1,464)	(4,054)
Additions to other intangibles	(2,751)	(1,441)
Acquisitions of equity-method and other investments	(15,753)	(9,761)
Purchases of short-term investments	—	(206,330)
Sales and maturities of short-term investments	60,297	384,652
Net cash used by investing activities	(223,429)	(61,301)

Cash flow from financing activities:
Proceeds from term loan	—	170,000
Payments of term loan	(98,750)	(71,250)
Proceeds from revolving line of credit	300,000	20,000
Payments of revolving line of credit	—	(20,000)
Debt issuance costs	(1,993)	(1,893)
Proceeds from issuance of common stock	32,518	31,947
Repurchase of common stock	(55,000)	(48,713)
Dividends paid	(143,113)	(136,545)
Net cash provided by (used by) financing activities	33,662	(56,454)

Impact of changes in exchange rates on cash	(2,562)	2,604

Net change in cash and cash equivalents	(49,126)	65,616
Cash and cash equivalents at beginning of period	260,232	194,616
Cash and cash equivalents at end of period	$211,106	$260,232

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles and fair value adjustments, acquisition-related transaction costs, disposal gains on sale of business/assets and related charitable contributions, tax effects related to businesses held-for-sale, capitalization and amortization of internally developed software costs, and restructuring charges that were recorded in the line items indicated below (unaudited) (in thousands):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Stock-based compensation
Cost of sales	$1,092	$979	$4,580	$3,766
Sales and marketing	6,284	5,462	25,233	22,288
Research and development	5,811	5,129	23,515	17,769
General and administrative	5,335	4,251	21,384	14,552
Provision for income taxes	(2,010)	(445)	(12,047)	(8,705)
Total	$16,512	$15,376	$62,665	$49,670

Amortization of acquisition-related intangibles and fair value adjustments
Net sales	$352	$1,961	$2,324	$3,260
Cost of sales	6,700	4,313	19,391	9,892
Sales and marketing	3,334	1,965	10,192	5,264
Research and development	320	9	320	94
General and administrative	—	846	—	846
Other expense (income)	531	124	2,007	487
Provision for income taxes	(1,626)	(606)	(4,071)	(2,554)
Total	$9,611	$8,612	$30,163	$17,289

Acquisition-related transaction and integration costs, restructuring charges, and other(1)(2)
Cost of sales	$25	$1,620	$(25)	$1,626
Sales and marketing	1,687	23,309	7,759	32,079
Research and development	9,682	1,184	11,104	6,374
General and administrative (1)	865	8,685	8,254	21,279
Gain on sale of business/asset (2)	—	—	—	(159,753)
Other expense (income)	—	191	4,322	589
Provision for income taxes	(2,708)	(1,602)	(6,837)	32,364
Total	$9,551	$33,387	$24,577	$(65,442)
(1): During the third quarter of 2020, we recognized $5 million of compensation expense related to the replacement of unvested options acquired from OptimalPlus. These amounts were accounted for as post-combination expense and will be recognized over the required service period

(2): During the first quarter of 2020, we recognized a gain of $160 million related to the divestiture of AWR, presented within "Gain on sale of business/assets".

(Capitalization) and amortization of internally developed software costs
Cost of sales	$5,041	$6,936	$23,674	$27,931
Research and development	(188)	(1,248)	(1,433)	(4,043)
Provision for income taxes	(1,085)	(1,195)	(4,877)	(5,017)
Total	$3,768	$4,493	$17,364	$18,871

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Reconciliation of Net sales to Non-GAAP Net sales
Net sales, as reported	$420,641	$367,838	$1,469,681	$1,286,671
Impact of acquisition related fair value adjustments	352	1,961	2,324	3,260
Non-GAAP net sales	$420,993	$369,799	$1,472,005	$1,289,931

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$297,045	$258,642	$1,048,718	$915,550
Stock-based compensation	1,092	979	4,580	3,766
Amortization of acquisition-related intangibles and fair value adjustments	7,052	6,274	21,715	13,152
Acquisition transaction and integration costs, restructuring charges and other	25	1,620	(25)	1,626
Amortization of internally developed software costs	5,041	6,936	23,674	27,931
Non-GAAP gross profit	$310,255	$274,451	$1,098,662	$962,025
Non-GAAP gross margin	74%	74%	75%	75%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$247,148	$245,186	$930,553	$875,753
Stock-based compensation	(17,430)	(14,842)	(70,132)	(54,609)
Amortization of acquisition-related intangibles and fair value adjustments	(3,654)	(2,820)	(10,512)	(6,204)
Acquisition transaction and integration costs, restructuring charges and other	(12,234)	(33,178)	(27,117)	(59,732)
Capitalization of internally developed software costs	188	1,248	1,433	4,043
Non-GAAP operating expenses	$214,018	$195,594	$824,225	$759,251

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$49,897	$13,456	$118,165	$199,550
Stock-based compensation	18,522	15,821	74,712	58,375
Amortization of acquisition-related intangibles and fair value adjustments	10,706	9,094	32,227	19,356
Acquisition transaction and integration costs, restructuring charges and other	12,259	34,798	27,092	61,358
Net amortization of internally developed software costs	4,853	5,688	22,241	23,888
Gain on sale of business/assets	—	—	—	(159,753)
Non-GAAP operating income	$96,237	$78,857	$274,437	$202,774
Non-GAAP operating margin	23%	21%	19%	16%

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported(1)	$4,822	$10,515	$14,260	$55,103
Stock-based compensation	2,010	445	12,047	8,705
Amortization of acquisition-related intangibles and fair value adjustments	1,626	606	4,071	2,554
Acquisition transaction and integration costs, restructuring charges and other	2,708	1,328	6,837	4,122
Net amortization of internally developed software costs	1,085	1,195	4,877	5,017
Gain on sale of business/assets	—	274	—	(36,486)
Non-GAAP provision for income taxes(1)	$12,251	$14,363	$42,092	$39,015
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net income, as reported	$40,336	$4,738	$89,315	$143,659
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation	18,522	15,821	74,712	58,375
Amortization of acquisition-related intangibles and fair value adjustments	11,237	9,218	34,234	19,843
Acquisition transaction and integration costs, restructuring charges and other	12,259	34,989	31,414	61,947
Net amortization of internally developed software costs	4,853	5,688	22,241	23,888
Gain on sale of business/asset	—	—	—	(159,753)
Income tax effects and adjustments(1)	(7,429)	(3,848)	(27,832)	16,088
Non-GAAP net income	$79,778	$66,606	$224,084	$164,047
Non-GAAP net margin	18.9%	18.0%	15.2%	12.7%

Diluted EPS, as reported	$0.30	$0.04	$0.67	$1.09
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Stock-based compensation	0.14	0.12	0.56	0.44
Amortization of acquisition-related intangibles and fair value adjustments	0.09	0.07	0.26	0.15
Acquisition transaction and integration costs, restructuring charges and other	0.09	0.27	0.23	0.47
Net amortization of internally developed software costs	0.04	0.04	0.17	0.18
Gain on sale of business/asset	—	—	—	(1.21)
Income tax effects and adjustments(1)	(0.06)	(0.03)	(0.21)	0.12
Non-GAAP diluted EPS	$0.60	$0.51	$1.68	$1.24
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Weighted average shares outstanding
Basic	132,215	131,277	132,311	131,082
Diluted	133,225	131,732	133,562	131,799

Reconciliation of GAAP to Non-GAAP Diluted EPS Guidance
(unaudited)
	Three Months Ended
	March 31, 2022

	Low	High
GAAP Diluted EPS, guidance	$0.13	$0.27
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Stock-based compensation	0.15	0.15
Amortization of acquisition-related intangibles and fair value adjustments	0.10	0.10
Acquisition transaction and integration costs, restructuring charges and other	0.01	0.01
Net amortization of internally developed software costs	0.01	0.01
Income tax effects and adjustments(1)	(0.05)	(0.05)
Non-GAAP Diluted EPS, guidance	$0.35	$0.49
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.